                                                                    EXHIBIT 3.29



                                STATE OF FLORIDA

                               DEPARTMENT OF STATE




I certify the attached is a true and correct copy of the Articles of Merger, filed on March 31, 2003, for AMERISTEEL CORPORATION, the surviving Florida entity, as shown by the records of this office.

The document number of this entity is 195537.













                                                Given under my hand and the
                                            Great Seal of the State of Florida
                                           at Tallahassee, the Capitol, this the
                                                 First day of April, 2003




                                                       GLENDA E. HOOD
                                                     ------------------
                                                       Glenda E. Hood
                                                     Secretary of State

                               ARTICLES OF MERGER
                                       OF
                              GERDAU FLORIDA, INC.
                                      INTO
                             AMERISTEEL CORPORATION


         GERDAU FLORIDA, INC., a Florida corporation ("Florida Co."), and AMERISTEEL CORPORATION, a Florida corporation ("AmeriSteel"), in order to effect the merger of Florida Co. with and into AmeriSteel (the "Merger") do hereby certify as follows:

         1. The Plan of Merger for the Merger is as set forth on Exhibit A hereto (the "Plan of Merger"). Pursuant to the Plan of Merger, Florida Co. will be merged with and into AmeriSteel and AmeriSteel with be the surviving corporation.

         2. These Articles and the Merger shall be effective upon filing with the Secretary of State of the State of Florida (the "Effective Date").

         3. Florida Co. and AmeriSteel are 80% or more owned subsidiaries of Gerdau USA Inc. Pursuant to Section 607.1104 of the Florida Business Corporation Act, approval of the shareholders of Florida Co. and AmeriSteel is not required. The Board of Directors of Gerdau USA Inc. approved the Merger on February 28, 2003.

         IN WITNESS WHEREOF, the undersigned officers of Florida Co. and AmeriSteel have executed these Articles of Merger as of the 31st day of March 2003.



                                               GERDAU FLORIDA, INC.



                                               By:  Tom J. Landa
                                                    ----------------------------
                                                    Tom J. Landa, President




                                               AMERISTEEL CORPORATION



                                               By:  Tom J. Landa
                                                    ----------------------------
                                                    Tom J. Landa, Vice President

                                                                     EXHIBIT "A"


                                 PLAN OF MERGER
                                     BETWEEN
                             AMERISTEEL CORPORATION
                                       AND
                              GERDAU FLORIDA, INC.


                                    ARTICLE 1
                                     General

A. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as hereinafter defined), Gerdau Florida, Inc., a Florida corporation ("Florida Co.") shall be merged (the "Merger") with and into AmeriSteel Corporation, a Florida corporation, (the "Corporation"), whereupon the separate corporate existence of Florida Co. shall cease and the Corporation shall be the surviving corporation (sometimes, the "Surviving Corporation") and shall continue to be governed by the laws of the State of Florida. Each of the Corporation and Florida Co. is a subsidiary of Gerdau USA, Inc. with such parent corporation owning at least 80% of the outstanding shares of each class of outstanding stock of each subsidiary. Accordingly, the Merger shall be effected pursuant to the provisions of Section 604.1104, Florida Statutes.

B. Articles of Merger: Effective Time. Thirty days (or the next business day thereafter if such 30th day is a Saturday, Sunday or holiday) after notice of the Plan of Merger has been mailed to the stockholders of Florida Co. and the Corporation, in accordance with the provisions of Section 607.1104, Florida Statutes, the parties hereto shall cause the Merger to be consummated by the execution and filing of Articles of Merger with the Secretary of State of the State of Florida (the "Articles of Merger"), together with the appropriate fees. The merger shall become effective immediately upon the acceptance of the filing of the Articles of Merger by the Secretary of State of the State of Florida. The time and date when the Merger shall become effective is hereinafter referred to as the "Effective Time".

C. Articles of Incorporation and Bylaws. At the Effective Time, the Articles of Incorporation of the Corporation as in effect immediately prior to the Effective Time shall be and remain the Articles of Incorporation of the Surviving Corporation, until amended. At the Effective Time, the Bylaws of the Corporation as in effect immediately prior to the Effective Time, shall be and remain the Bylaws of the Surviving Corporation until amended.

D. Property and Liabilities of Constituent Corporations. The identity, existence, purposes, powers objects, franchises, privileges, rights and immunities of the Corporation shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of Florida Co. shall be merged into the Corporation. The Surviving Corporation shall, from and after the Effective Time, possess all the rights, privileges, powers and franchises of whatsoever nature and description, of a public as well as of a private nature, of Florida Co. and of the Corporation; all rights, privileges, powers and franchises of each of the Corporation and of Florida Co., and all property, real, personal, and mixed, and debts due to either of the

Corporation or of Florida Co. on whatever account shall be vested in the Surviving Corporation; and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Corporation and Florida Co. The title to any real estate vested by deed or otherwise in either of the Corporation or Florida Co. shall not revert or be in any way impaired by reason of the Merger. From and after the Effective Time, all rights of creditors and all liens upon the property of Florida Co. shall be preserved unimpaired, and all debts, liabilities, and duties of Florida Co. shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted by it.

                                   ARTICLES 2
                        Conversion and Exchange of Stock

A.       Stock of the Corporation.

         (a) Each share of common stock of the Corporation issued and outstanding immediately prior to the Effective Time, other than the shares owned by Gerdau USA Inc. ("Gerdau USA"), shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive 9.4617 common shares of Gerdau AmeriSteel Corporation ("Gerdau AmeriSteel"). No fractional shares of Gerdau AmeriSteel shall be issued, but each holder who would otherwise be entitled to a fractional share shall instead be entitled to receive an amount in cash (rounded to the nearest whole cent) equal to the product of (i) the fraction multiplied by (ii) the closing price of a Gerdau AmeriSteel share on the Toronto Stock Exchange on the last business day immediately prior to the Effective Time multiplied by
         (iii) the exchange rate for the U.S. Dollar Equivalent of a Canadian Dollar on the last business day immediately prior to the Effective Time as reported in the Exchange Rate chart in the Wall Street Journal.

         (b) Each share of common stock of the Corporation issued and outstanding immediately prior to the Effective Time that is owned by Gerdau USA shall, by virtue of the Merger and without any action on the part of the holder thereof, remain outstanding as one share of common stock of the Corporation.

B. Stock of Florida Co. Each share of common stock of Florida Co. issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled.

C. Options of the Corporation. Each issued and outstanding stock option to purchase shares of the Corporation's common stock (an "Option") granted under any stock option or compensation plan or arrangement of the Corporation, whether or not then exercisable, shall at the Effective Time be converted into an option (the "Gerdau AmeriSteel Option") to acquire, on substantially the same terms and conditions as were applicable under such Option immediately prior to the Effective Time and which option shall be considered issued under and subject to the terms of the applicable stock option plan, the number of Gerdau AmeriSteel common shares determined by multiplying the number of shares of the Corporation's common stock that were covered by such Option immediately prior to the Effective Time by 9.4617 (the "Option Exchange Ratio") (rounded as hereinafter provided) at a price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of the Corporation's common stock immediately prior to the Effective Time under such Option divided by (ii) the Option Exchange Ratio; provided, however, that with respect to Options with the same exercise price and option term, the number of Gerdau AmeriSteel common shares to be represented by the Gerdau AmeriSteel Option shall be computed on an aggregate basis so as to create options for whole Gerdau AmeriSteel common shares, with any then remaining financial share rounded up the nearest whole share. As soon as practicable after the Effective Time, Gerdau AmeriSteel shall deliver to each holder of an Option a stock option agreement or certificate previously provided to such holder by the Corporation and evidencing the Gerdau AmeriSteel Option and setting forth such holder's rights pursuant thereto, including the number of Gerdau AmeriSteel common shares purchasable under the converted stock option and replacement option agreement or certificate and the corresponding exercise price thereunder. In addition, Gerdau AmeriSteel shall take all corporate action necessary to reserve for issuance a sufficient number of Gerdau AmeriSteel common shares for delivery upon exercise of a Gerdau AmeriSteel Option. As soon as practicable after the Effective Time, Gerdau AmeriSteel shall file a registration statement on Form S-8 (or any successor or appropriate forms), or another appropriate form, with respect to the shares of Gerdau AmeriSteel common stock subject to the Gerdau AmeriSteel Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Gerdau AmeriSteel Options remain outstanding.

D. Exchange of Stock Certificates. As of the Effective Time, all shares of the Corporation's common stock previously outstanding, other than the shares owned by Gerdau USA, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist. Each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive with respect to each share represented thereby the consideration, if any, set forth in Section 2.1(a) and any cash in lieu of fractional shares of Gerdau AmeriSteel common stock to be issued or paid in consideration therefor upon the surrender of such certificate, without interest. Immediately after the Effective Time, each holder of an outstanding certificate or certificates therefore representing shares of the Corporation's common stock shall surrender the same to the Surviving Corporation or to an agent or agents designated by the Surviving Corporation, and shall thereupon be entitled to receive such consideration, without interest.

                                STATE OF FLORIDA

                               DEPARTMENT OF STATE






I certify the attached is a true and correct copy of the Articles of Amendment, filed on April 4, 2003, to Articles of Incorporation for AMERISTEEL CORPORATION which changed its name to GERDAU AMERISTEEL US INC., a Florida corporation, as shown by the records of this office.

The document number of this entity is 195537.













                                                Given under my hand and the
                                             Great Seal of the State of Florida
                                           at Tallahassee, the Capitol, this the
                                                Fourth day of April, 2003



                                                       Glenda E. Hood

                                                       Glenda E. Hood
                                                     Secretary of State

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                             AMERISTEEL CORPORATION


                               DOCUMENT NO. 195537


         Pursuant to the provisions of Section 607.1006, Florida Statutes, this Florida corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         1. The Amendment to the existing Amended and Restated Articles of Incorporation being effected hereby is to delete Articles I of the Articles of Incorporation and to substitute in its place the following:


                ************************************************

                                   ARTICLES I

                                      Name

                     The name of this corporation shall be:

                           Gerdau Ameristeel US Inc.

                ************************************************


         2. This amendment to the Articles of Incorporation was approved by written consent of the sole stockholder of this corporation on April 1, 2003.

         3. These Articles of Amendment of the Articles of Incorporation shall be effective immediately upon filing by the Florida Department of State.

         IN WITNESS WHEREOF, the Corporation has executed these Articles of Amendment of the Articles of Incorporation this 1st day of April, 2003.



                                         Phillip E. Casey
                                         ---------------------------------------
                                         Phillip E. Casey
                                         President and CEO

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                             AMERISTEEL CORPORATION



                                    ARTICLE I


         The name of this corporation shall be:


                             AmeriSteel Corporation


                                   ARTICLE II



         The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Florida.



                                   ARTICLE III



         3.1 General. The total number of shares of capital stock authorized to be issued by the Corporation shall be 100,000,000 shares of Common Stock (the "Common Stock"), par value $.01 per share, and 10,000,000 shares of Preferred Stock (the "Preferred Stock"), par value $.01 per share.



                  (a) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation by resolution shall establish each series of Preferred Stock and fix and determine the number of shares and the designations, preferences, limitations and relative rights of each such series, provided that all shares of the Preferred Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations fixed and determined by the Board of Directors between different series:

                           (i)      the rate or manner of payment of dividends;

                           (ii) whether the shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

                           (iii) the amount payable upon shares in the event of voluntary and involuntary liquidation;

                           (iv) sinking fund provisions, if any, for the redemption or purchase of shares;

                           (v) the terms and conditions, if any, on which the shares may be converted;

                           (vi)     voting rights, if any; and

                           (vii) any other rights or preferences now or hereafter permitted by the laws of the State of Florida as variations between different series of preferred stock.

                  (b) Common Stock. The rights, powers, preferences, privileges and limitations of shares of Common Stock shall be identical in all respects.

                           (i) Every holder of Common Stock shall be entitled to
                  one vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation, in connection with all other matters submitted to a vote of shareholders, except matters to be voted on exclusively by holders of Preferred Stock or any class of Preferred Stock.

                           (ii) Provided that required dividends, if any, on the
                  Preferred Stock have been paid or provided for, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation or property of the Corporation if, when and as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

                           (iii) In the event of any dissolution, liquidation or
                  winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets and funds of the Corporation, if any, available for distribution to shareholders, and remaining after the payment to holders of Preferred Stock of the amounts to which they are entitled, shall be distributed equally on a per share basis to the holders of Common Stock. For the purposes of this paragraph, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

         3.2 No Preemptive Rights. No holder of any share or shares of Common Stock and, unless otherwise specifically provided for in the terms of the Preferred Stock, no holder of any share or shares of Preferred Stock, shall have or be entitled to, as a matter of right solely by reason of such holding, any preemptive or other right to subscribe for or purchase any number of such additional shares of Common Stock or Preferred Stock (of the same class or otherwise), as the case may be, (or any other class or series of capital stock now or hereafter authorized for issuance by the Corporation) as may be issued by the Corporation from time to time, whether such additional shares are issued for cash, property, services or any other consideration and whether or not such shares are now authorized or are authorized by subsequent amendment to these Articles of Incorporation, nor shall any such holder have or be entitled to, as a matter of right solely by reason of such holding, any preemptive or other right to subscribe for or purchase securities convertible into or exchangeable for shares of the Corporation or to which there shall be attached or appertain any warrants or rights entitling the holders thereof to purchase or subscribe for such shares.

         3.3 Payment for Stock. The consideration for the issuance of shares of capital stock may be paid, in whole or in part, in cash, in promissory notes, in other property (tangible or intangible), in labor or services actually performed for the Corporation, in promises to perform services in the future evidenced by a written contract, or in other benefits to the Corporation at a fair valuation to be fixed by the Board of Directors. When issued, all shares of capital stock shall be fully paid and nonassessable.

         3.4 Treasury Stock. The Board of Directors of the Corporation shall have the authority to acquire by purchase and hold from time to time any shares of its issued and outstanding capital stock for such consideration and upon such terms and conditions as the Board of Directors in its discretion shall deem proper and reasonable in the interests of the Corporation.



                                   ARTICLE IV

         The number of directors of the corporation shall be as from time to time fixed by, or in the manner provided in, the corporation's by-laws.

                  IN WITNESS WHEREOF, the undersigned President and Secretary of AmeriSteel Corporation have executed the foregoing Amended and Restated Articles of Incorporation on behalf of AmeriSteel Corporation on this 27th day of March, 2001.



                                              AMERISTEEL CORPORATION



                                              By: /s/ Phillip E. Casey
                                                  ------------------------------
                                                  Phillip E. Casey, President


                                              By: /s/ Tom J. Landa
                                                  ------------------------------
                                                  Tom J. Landa, Secretary

                              ARTICLES OF AMENDMENT
                                     OF THE

                            ARTICLES OF INCORPORATION

                                       OF

                             AMERISTEEL CORPORATION

         AMERISTEEL CORPORATION, a corporation organized and existing under the laws of the State of Florida (the "Corporation"), in order to amend its Articles of Incorporation as now in effect (the "Articles of Incorporation"), in accordance with the requirements of Chapter 607, Florida Statutes, does hereby certify as follows:

         1. The name of the Corporation is AMERISTEEL CORPORATION and its Document Number with the Florida Department of State is 195537.

         2. The amendment being effected hereby (the "Amendment") was duly adopted and approved by the Board of Directors of the Corporation by the execution of a written consent effective as of March 29, 2001. Approval of the Amendment does not require the approval of the holders of the Corporation's voting common stock.

         3. These Articles of Amendment of the Articles of Incorporation of AmeriSteel Corporation (these "Articles of Amendment") shall be effective upon filing hereof with the Department of State of the State of Florida.

         4. The amendment to the Articles of Incorporation being effected hereby is to add a new Section 3.1(c) to the existing Article IV of the Articles of Incorporation to designate a series of preferred stock to be known as "Series A Preferred Stock" and the following specifies the preferences, limitations and relative rights of such preferred stock:



                               ******************



         (c) Series A Preferred Stock

                   (i) Designation of New Series. There is hereby created a new series of Preferred Stock of the Corporation created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated and known as Series A Preferred Stock (the "Series A Preferred Stock"), to consist of 1,000,000 shares, par value $.01 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be as set forth herein.

                  (ii) Cash Dividends. Each issued and outstanding share of Series A Preferred Stock shall entitle the holder of record thereof to receive, out of any funds legally available therefor, when and as declared by the Board of Directors, dividends at a rate of $.475 per share for each six calendar month period from and after April 1, 2001 (i.e., April 1 through September 30, and October 1 through March 31 of each year), with a pro-rata accrual for any partial period. If such dividends are not declared and paid currently on Series A Preferred Stock, such dividends shall accrue and become cumulative, but no interest shall be earned as a result of any such deferred payment.

                   (iii) Voting Rights. The Series A Preferred Stock shall carry no voting rights other than as required by law.

                   (iv) Liquidation. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary, of the Corporation, before any distribution or payment shall be made to the holders of Common Stock, the holders of the Series A Preferred Stock shall be entitled to be paid Ten Dollars ($10.00) per share with respect to all outstanding Series A Preferred Stock owned by them, plus all dividends accrued and unpaid on such Series A Preferred Stock. If, upon any such liquidation, dissolution, or other winding up of the affairs of the corporation, the net assets of the corporation distributable among the holders of all outstanding shares of the Series A Preferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the corporation shall be distributed among the holders of the Series A Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

                   (v) Redemption. The Series A Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation by resolution of its Board of Directors, at any time and from time to time, at a price equal to Ten Dollars ($10.00) for each share of Series A Preferred Stock to be redeemed, plus all dividends accrued and unpaid on such Series A Preferred Stock, if any, up to the date fixed for redemption, upon the Corporation's giving the holder at least sixty
         (60) days advance written notice of such redemption.

                               ******************

         5. Any reference in the Amendment to "these Articles of Incorporation" or any other reference of similar import shall be deemed a reference to the Articles of Incorporation as amended by the Amendment.

         IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Amendment of the Articles of Incorporation of AmeriSteel Corporation as of the 29th day of March 2001.

                                   AMERISTEEL CORPORATION



                                   By: /s/ Tom J. Landa
                                       -----------------------------------------
                                          Tom J. Landa, Chief Financial Officer,
                                            and Director

                              ARTICLES OF AMENDMENT

                                     OF THE

                            ARTICLES OF INCORPORATION

                                       OF

                             AMERISTEEL CORPORATION



         AMERISTEEL CORPORATION, a corporation organized and existing under the laws of the State of Florida (the "Corporation"), in order to amend its Articles of Incorporation as now in effect (the "Articles of Incorporation"), in accordance with the requirements of Chapter 607, Florida Statutes, does hereby certify as follows:

         1. The name of the Corporation is AMERISTEEL CORPORATION and its Document Number with the Florida Department of State is 195537.

         2. The amendment being effected hereby (the "Amendment") was duly adopted and approved by the Board of Directors of the Corporation by the execution of a written consent effective as of February __, 2003. Approval of the Amendment does not require the approval of the holders of the Corporation's voting common stock.

         3. These Articles of Amendment of the Articles of Incorporation of AmeriSteel Corporation (these "Articles of Amendment") shall be effective upon filing hereof with the Department of State of the State of Florida.

         4. The amendment to the Articles of Incorporation being effected hereby is to add a new Section 3.1(d) to the existing Article IV of the Articles of Incorporation to designate a series of preferred stock to be known as "Series B Preferred Stock" and the following specifies the preferences, limitations and relative rights of such preferred stock:



                               ******************

         (d) Series B Preferred Stock

                   (i) Designation of New Series. There is hereby created a new series of Preferred Stock of the Corporation created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated and known as Series B Preferred Stock (the "Series B Preferred Stock"), to consist of 1,250,000 shares, par value $.01 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be as set forth herein.

                  (ii) Cash Dividends. Each issued and outstanding share of Series B Preferred Stock shall entitle the holder of record thereof to receive, out of any funds legally available therefor, when and as declared by the Board of Directors, dividends at a rate of $.75 per share for each six calendar month period from and after August 30, 2003 (i.e., September 1 through February 28, and March 1 through August 30), with a pro-rata accrual for any partial period. If such dividends are not declared and paid currently on Series B Preferred Stock, such dividends shall accrue and become cumulative, but no interest shall be earned as a result of any such deferred payment.

                   (iii) Voting Rights. The Series B Preferred Stock shall carry no voting rights other than as required by law.

                   (iv) Liquidation. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary, of the Corporation, before any distribution or payment shall be made to the holders of Common Stock, the holders of the Series B Preferred Stock shall be entitled to be paid Twenty Dollars ($20.00) per share with respect to all outstanding Series B Preferred Stock owned by them, plus all dividends accrued and unpaid on such Series B Preferred Stock. If, upon any such liquidation, dissolution, or other winding up of the affairs of the corporation, the net assets of the corporation distributable among the holders of all outstanding shares of the Series B Preferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the corporation shall be distributed among the holders of the Series B Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

                   (v) Redemption. The Series B Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation by resolution of its Board of Directors, at any time and from time to time, at a price equal to Twenty Dollars ($20.00) for each share of Series B Preferred Stock to be redeemed, plus all dividends accrued and unpaid on such Series B Preferred Stock, if any, up to the date fixed for redemption, upon the Corporation's giving the holder at least sixty
         (60) days advance written notice of such redemption.

                               ******************

         5. Any reference in the Amendment to "these Articles of Incorporation" or any other reference of similar import shall be deemed a reference to the Articles of Incorporation as amended by the Amendment.

         IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Amendment of the Articles of Incorporation of AmeriSteel Corporation as of the 17th day of February 2003.

                                   AMERISTEEL CORPORATION



                                   By: /s/ Tom J. Landa
                                       -----------------------------------------
                                          Tom J. Landa, Chief Financial Officer,
                                             and Director